Exhibit 10.2

FOURTH AMENDMENT TO LICENSE AGREEMENT

This FOURTH AMENDMENT TO LICENSE AGREEMENT ("Amendment") is made and entered into as of July 2, 2012, by and between FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company ("Licensor"), and GROUPON INC., a Delaware corporation ("Licensee").

W I T N E S S E T H:

WHEREAS, Licensor and Licensee are parties to that certain License Agreement dated November 24, 2010 (the "Original License"), as amended by First Amendment to License Agreement dated January 7,  2011 (the “First Amendment”), and as further amended by Second Amendment to License Agreement dated February 15,  2011 (the “Second Amendment”), and as further amended by Third Amendment to License Agreement dated May 23, 2011 (the “Third Amendment”) (said Original License, as amended by the First Amendment, the Second Amendment and the Third Amendment, as amended hereby and as further amended from time to time, the "License Agreement"), which License Agreement covers space (the "Premises") containing an aggregate of 226,041 square feet of rentable area in the aggregate (consisting of the entireties of floors 4, 7, 8, 23, 24 and 25, and a portion of floors 3 and 26) in the building (the “Building”) known as 303 East Wacker Drive, Chicago, Illinois, for a term scheduled to expire on July 31, 2012.

WHEREAS, Licensor and Licensee desire to amend the License Agreement to (i) extend the term thereof relative solely to the Premises located on the 23rd and 24th floors of the Building (herein, the “Seventeen Day Short Term Extension Premises”) for a period of seventeen (17) days, and (ii) extend the term thereof relative solely to the Premises located on the 3rd and 4th floors of the Building consisting of an aggregate of 52,553 rentable square feet (i.e., 22,883 RSF for the 3rd floor Premises and 29,670 RSF for the 4th floor Premises (herein collectively, the “One Year Short Term Extension Premises”) for a period of one (1) year, and (iii) for other matters, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Licensor and Licensee hereby agree as follows:

1.     Recitals; Defined Terms. The foregoing recitals are hereby incorporated in this Amendment by reference All capitalized terms used but not otherwise defined herein shall have the same meanings as in the License Agreement. As used in this Amendment, the following terms shall have the respective meanings indicated below.

2.     Extension of Term-Seventeen Day Short Term Extension Premises. The expiration date of the term of the License Agreement, with respect solely to the Seventeen Day Short Term Extension Premises, is hereby extended from July 31, 2012 to August 17, 2012 (all as if August 17, 2012 was the stated expiration date of the term of the License Agreement relative to said Seventeen Day Short Tern Extension Premises) (the period from and after August 1, 2012 and through August 17, 2012 is sometimes referred to as the “Seventeen Day Extension Term”). Such extension of the term with respect to the Seventeen Day Short Term Extension Premises shall be upon all of the terms and conditions as set forth in the License Agreement, as expressly amended hereby; provided, however, that except as provided in the next succeeding sentence, Licensee shall be entitled to an abatement of all License Fees attributable to such Seventeen Day Short Term Extension Premises for the Seventeen Day Extension Term, and, accordingly, there shall be no Licensee Fees due for the Seventeen Day Short Term Extension Premises during the Seventeen Day Extension Term hereunder (provided further, however, that Licensee shall remain responsible for all other obligations of Licensee under the License Agreement relative to the Seventeen Day Short Term Extension Premises during such Seventeen Day Extension Term). Notwithstanding the foregoing, if at any time during the Seventeen Day Extension Term, Licensee is conducting any of its customary business operations at the One Year Short Term Extension Premises (i.e., as opposed to merely performing improvement work therein to ready the same for its occupancy during the One Year Extension Term described in Section 3 below), and if, at such time, Licensee has not then vacated and surrendered possession of the Seventeen Day Short Term Extension Premises to Licensor in the condition required under Section 5 hereof, then for each day in the Seventeen Day Extension Term from and after the date Licensee so conducts any of its customary business operations from the One Year Short Term Extension Premises and prior to the date Licensee so surrenders the Seventeen Day Short Term Extension Premises to Licensor, Licensee shall pay License Fees to Licensor relative to the Seventeen Day Short Term Extension Premises, on a per diem basis, calculated based on the annual rate of $28.50 per rentable square foot of the Seventeen Day Short Term Extension Premises (payable within five (5) business days after Licensor’s demand therefor from time to time). Except as provided in Section 3 below with respect to the One Year Short Term Extension Premises, nothing herein shall be deemed to extend or renew the term of the License Agreement relative to the balance of the Premises (i.e., being all space included in the Premises other than the Seventeen Day Short Tern Extension Premises and the One Year Short Term Extension Premises, and being referred to herein as the “Balance Premises”), which term relative to such Balance Premises shall expire as of July 31, 2012, as otherwise set forth in the License Agreement, and without regard to the short term extension of the term relative to the Seventeen Day Short Term Extension Premises and the One Year Short Term Extension Premises being effectuated by this Amendment.

3.     Extension of Term-One Year Short Term Extension Premises. The expiration date of the term of the License Agreement, with respect solely to the One Year Short Term Extension Premises, is hereby extended from July 31, 2012 to July 31, 2013 (all as if July 31, 2013 was the stated expiration date of the term of the License Agreement relative to said One Year Short Tern Extension Premises) (the period from and after August 1, 2012 and through July 31, 2013 is sometimes referred to as the “One Year Extension Term”). Such extension of the term with respect to the One Year Short Term Extension Premises shall be upon all of the terms and conditions as set forth in the License Agreement, as expressly amended hereby; provided, however, that the License Fees payable by Licensee with respect to the One Year Short Term Extension Premises during the One Year Extension Term shall be in an amount equal to $28.50 per rentable square foot of the One Year Short Term Extension Premises per annum (i.e., being annual License Fees payable for the One Year Short Term Extension Premises during the One Year Extension Term in the amount of $1,497,760.50, payable in equal monthly installments of $124,813.38 per month). The foregoing License Fees payable by Licensee relative to the One Year Short tern Extension Premises during the One Year Extension Term shall be paid at such place and in accordance with such provisions as otherwise applicable to the payment of License Fees under the License Agreement. Without limitation of the foregoing, Licensee shall remain responsible for all other obligations of Licensee under the License Agreement relative to the One Year Short Term Extension Premises during such One Year Extension Term.

4.     Terms Prior to Short Term Extension Periods. Nothing herein shall affect, in any manner, all terms and provisions of the License Agreement relative to the entire Premises currently being licensed thereunder for all periods from and after the date hereof and through July 31, 2012, all of which shall remain in full force and affect as otherwise provided in the License Agreement.

5.     Surrender. Licensee shall vacate and surrender possession of the Balance Premises to Licensor as of July 31, 2012, all in accordance with the terms and conditions of the License Agreement (including, without limitation, Sections 3(c) and 3(d) of the Original License) relative to the vacating and surrender of the Premises as of the end of the term. Further, Licensee shall vacate and surrender possession of the Seventeen Day Short Term Extension Premises to Licensor on or before August 17, 2012, all in accordance with the terms and conditions of the License Agreement (including, without limitation, Sections 3(c) and 3(d) of the Original License) relative to the vacating and surrender of the Premises as of the end of the term. Further, Licensee shall vacate and surrender possession of the One

Year Short Term Extension Premises to Licensor as of July 31, 2013, all in accordance with the terms and conditions of the License Agreement (including, without limitation, Sections 3(c) and 3(d) of the Original License) relative to the vacating and surrender of the Premises as of the end of the term. Any failure to vacate and surrender all of the Balance Premises as of July 31, 2012, as required under the License Agreement, or any failure to vacate and surrender all of the Seventeen Day Short Term Extension Premises as of August 17, 2012, as required under the License Agreement, or any failure to vacate and surrender all of the One Year Short Term Extension Premises as of July 31, 2013, as required under the License Agreement, shall, in any such case, be deemed a holding over under the License Agreement, and shall be subject to all terms and provisions of the License Agreement relative thereto (provided that, for purposes of determining the “License Fee” then applicable at the time of any such holding over, for purposes of determining the holdover license fees as described in Section 3(c) of the Original License relative to such holdover, the License Fee used in determining the 125% or double license fee rate, as the case may be, thereunder shall be deemed the annual rate of $28.50 per rentable square foot of such holdover premises, without regard to any abatements which may then be benefitting the applicable Premises under the License Agreement). Without limitation of the foregoing, it is agreed that Licensee shall have the right, prior to the end of the Seventeen Day Extension Term, at Licensee’s expense, to relocate any of Licensor’s personal property currently located in the Seventeen Day Short Term Extension Premises (including, without limitation, the conference room table and chairs currently located therein) to the One Year Short Term Extension Premises and, in conjunction therewith, to relocate, at Licensee’s expense, prior to the end of the Seventeen Day Extension Term, any of Licensor’s personal property items currently located in the One Year Short Term Extension Premises to the Seventeen Day Short Term Extension Premises (it being understood and agreed that, in any such case, all such personal property items shall continue to remain the property of Licensor, and such items shall be surrendered to Licensor as of the end of the Seventeen Day Extension Term or at the end of the One Year Extension Term, as applicable).

6.     As Is. Licensee hereby agrees that its occupancy of the Premises under the License Agreement (as amended hereby) shall continue to be in its "as is" condition, and Licensee hereby further acknowledges and agrees that (a) Licensor has not made any representation or warranty whatsoever, either express or implied (including, without limitation, any implied warranty of habitability or fitness for a particular purpose), respecting the condition of the Premises, and (b)  Licensor has not made any promise to alter, remodel or improve the Premises for Licensee's occupancy (including for any short term extension periods being effectuated hereby), nor to give any allowance or other concession to Licensee on account thereof. Nothing herein shall limit or modify, in any manner, any of Licensor’s maintenance, repair and other obligations as expressly set forth in the License Agreement.

7.     Entire Agreement. The entire agreement of the parties with respect to the matters covered hereby is set forth in this Amendment and in the License Agreement as amended hereby.

8.     Counterparts. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument.

9.     No Offer. Submission of this instrument for examination or negotiation shall not bind Licensor, and no obligation on the part of Licensor shall arise until this instrument is signed and delivered by both Licensor and Licensee; provided, however, the execution and delivery of this instrument by Licensee to Licensor shall constitute an offer by Licensee to enter into the transactions contemplated hereby on the terms and conditions herein contained, which offer may not be revoked for ten (10) business days after such delivery (and then, only if Licensor has not then delivered a fully executed original of this instrument to Licensee).

10.     Brokers. Licensee represents and warrants to Licensor that Licensee did not deal with any broker or finder in connection with this Amendment other than the following Brokers (the “Brokers”): CB Richard Ellis, JF McKinney and Hines. Licensor hereby agrees to pay any brokerage commissions payable to said Brokers above relative to this Amendment in accordance with any applicable written agreement between Licensor and such Brokers. Licensee shall indemnify, defend and hold Licensor, its agents and their respective members, officers, directors, partners, employees and agents harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Licensee in connection with this Amendment or with whom Licensee hereafter deals or whom Licensee employs. Licensor shall indemnify, defend and hold Licensee harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of the Brokers or from any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Licensor in connection with this Amendment or with whom Licensor hereafter deals or whom Licensor employs.

11.     Certification and Agreement. Licensee hereby certifies to Licensor as of the date of this Amendment that (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in the transaction evidenced by the License Agreement, directly or indirectly on behalf of, or instigating or facilitating the transaction evidenced by the License Agreement, directly or indirectly on behalf of, any such person, group, entity, or nation. LICENSEE hereby agrees to defend, indemnify, and hold harmless LICENSOR, LICENSOR’s members, officers, employees and agents, LICENSOR’s managing agent, any officer, director, stockholder, partner, member, trustee, beneficiary, employee, agent or contractor of LICENSOR’s managing agent, and any MORTGAGEE OF THE BUILDING, FROM AND AGAINST ANY and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the certification set forth above in this SECTION 11. The terms and conditions contained in this Section 11 shall be expressly binding upon and shall expressly inure to the benefit of the successors and assigns of the parties hereto.

12.     License Agreement in Full Force and Effect. Except as herein provided, all the terms and provisions of the License Agreement shall remain in full force and effect, and Paragraph 19 of the Original License shall apply to this Amendment and to the License Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed by the parties as of the day and year first set forth above.

LICENSEE: GROUPON INC., a Delaware corporation By: /s/ Bradley Downes Name: Bradley Downes Its: VP Finance

LICENSOR:

FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company

By:      FSP Property Management LLC, a Massachusetts limited liability company, its asset manager

By:    /s/ John F. Donahue

Name: John F. Donahue

Title:  Vice President